EXHIBIT 33.4

Certification Regarding Compliance with Applicable Servicing Criteria

1.           DFS-SPV L.P. and Dell Financial Services L.P., as the party performing on behalf of DFS-SPV L.P. (collectively, the “Subservicer”), are responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of December 31, 2006 and for the period from March 23, 2006 to December 31, 2006 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include all publicly issued asset-backed securities transactions involving equipment lease receivables originated or purchased by Dell Financial Services L.P. for which the Subservicer acted as servicer which asset-backed securities transactions were issued on or after January 1, 2006 (the “Platform”). The individual asset-backed transactions and securities that comprise the Platform as defined by management are included as part of the CIT Equipment Collateral 2006-VT1 Receivable-Backed Notes and CIT Equipment Collateral 2006-VT2 Receivable-Backed Notes. The Receivables Purchase Agreement effective as of October 31, 1998, as amended, between DFS-SPV L.P. and CIT Financial USA, Inc. is the transaction agreement applicable to the Subservicer;

2.           The Subservicer has engaged certain vendors (the “Vendors”) to perform specific, limited or scripted activities, and the Subservicer elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth in Appendix A hereto;

3.           Except as set forth in paragraph 4 below, the Subservicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4.           The criteria listed in the columns titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to the Subservicers based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.           The Subservicer has complied, in all material respects, with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform, taken as a whole, except as described on Appendix B hereto;

6.           The Subservicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform, taken as a whole, except as described on Appendix B hereto;

7.           The Subservicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform, taken as a whole, except as described on Appendix B hereto; and

8.           PricewaterhouseCoopers LLP, a registered public accounting firm, has issued an attestation report on the Subservicer’s compliance with the applicable servicing criteria for the Reporting Period.

March 30, 2007

EXHIBIT 33.4

Dell Financial Services L.P.

By:	/s/ Gavan Goss
Name: Gavan Goss
Title: Chief Financial Officer

DFS-SPV L.P.
by its General Partner, DFS GP Inc.

By:	/s/ Gavan Goss
Name: Gavan Goss
Title: Chief Financial Officer

EXHIBIT 33.4

APPENDIX A

		Applicable Servicing		Inapplicable Servicing
	Servicing Criteria	Criteria		Criteria
Reference	Criteria	Performed	Performed by	Performed by	NOT performed
		Directly	Vendor(s) for	subservicer(s)	by the
		by	which the	or vendor(s)	Subservicer or
		the	Subservicer is	for which the	by
		Subservicer	the	Subservicer is	subservicer(s)
			Responsible	NOT the	or vendor(s)
			Party	Responsible	retained by the
				Party	Subservicer
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are				X
instituted to monitor any
performance or other triggers
and events of default in
accordance with the
transaction agreements.
1122(d)(1)(ii)	If any material servicing	X
activities are outsourced to
third parties, policies and
procedures are instituted to
monitor the third party’s
performance and compliance
with such servicing activities.
1122(d)(1)(iii)	Any requirements in the				X
transaction agreements to
maintain a back-up servicer
for the pool assets are
maintained.
1122(d)(1)(iv)	A fidelity bond and errors and				X
omissions policy is in effect
on the party participating in
the servicing function
throughout the reporting
period in the amount of
coverage required by and
otherwise in accordance with
the terms of the transaction
agreements.
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are		X
deposited into the appropriate
custodial bank accounts and

EXHIBIT 33.4

		Applicable Servicing		Inapplicable Servicing
	Servicing Criteria	Criteria		Criteria
Reference	Criteria	Performed	Performed by	Performed by	NOT performed
		Directly	Vendor(s) for	subservicer(s)	by the
		by	which the	or vendor(s)	Subservicer or
		the	Subservicer is	for which the	by
		Subservicer	the	Subservicer is	subservicer(s)
			Responsible	NOT the	or vendor(s)
			Party	Responsible	retained by the
				Party	Subservicer
related bank clearing accounts
no more than two business
days of receipt, or such other
number of days specified in
the transaction agreements.
1122(d)(2)(ii)	Disbursements made via wire				X
transfer on behalf of an
obligor or to an investor are
made only by authorized
personnel.
1122(d)(2)(iii)	Advances of funds or				X
guarantees regarding
collections, cash flows or
distributions, and any interest
or other fees charged for such
advances, are made, reviewed
and approved as specified in
the transaction agreements.
1122(d)(2)(iv)	The related accounts for the				X
transaction, such as cash
reserve accounts or accounts
established as a form of over
collateralization, are
separately maintained (e.g.,
with respect to commingling
of cash) as set forth in the
transaction agreements.
1122(d)(2)(v)	Each custodial account is	X
maintained at a federally
insured depository institution
as set forth in the transaction
agreements. For purposes of
this criterion, “federally
insured depository institution”
with respect to a foreign
financial institution means a
foreign financial institution
that meets the requirements of
§ 240.13k-1(b)(1) of this
chapter.
1122(d)(2)(vi)	Unissued checks are				X
safeguarded so as to prevent
unauthorized access.
1122(d)(2)(vii)	Reconciliations are prepared	X
on a monthly basis for all

EXHIBIT 33.4

		Applicable Servicing		Inapplicable Servicing
	Servicing Criteria	Criteria		Criteria
Reference	Criteria	Performed	Performed by	Performed by	NOT performed
		Directly	Vendor(s) for	subservicer(s)	by the
		by	which the	or vendor(s)	Subservicer or
		the	Subservicer is	for which the	by
		Subservicer	the	Subservicer is	subservicer(s)
			Responsible	NOT the	or vendor(s)
			Party	Responsible	retained by the
				Party	Subservicer
asset-backed securities related
bank accounts, including
custodial accounts and related
bank clearing accounts. These
reconciliations:
(A) Are mathematically
accurate;
(B) Are prepared within 30
calendar days after the bank
statement cutoff date, or such
other number of days specified
in the transaction agreements;
(C) Are reviewed and
approved by someone other
than the person who prepared
the reconciliation; and
(D) Contain explanations for
reconciling items. These
reconciling items are resolved
within 90 calendar days of
their original identification, or
such other number of days
specified in the transaction
agreements.
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including				X
those to be filed with the
Commission, are maintained
in accordance with the
transaction agreements and
applicable Commission
requirements. Specifically,
such reports:
(A) Are prepared in
accordance with timeframes
and other terms set forth in the
transaction agreements;
(B) Provide information
calculated in accordance with
the terms specified in the
transaction agreements;
(C) Are filed with the
Commission as required by its
rules and regulations; and

EXHIBIT 33.4

		Applicable Servicing		Inapplicable Servicing
	Servicing Criteria	Criteria		Criteria
Reference	Criteria	Performed	Performed by	Performed by	NOT performed
		Directly	Vendor(s) for	subservicer(s)	by the
		by	which the	or vendor(s)	Subservicer or
		the	Subservicer is	for which the	by
		Subservicer	the	Subservicer is	subservicer(s)
			Responsible	NOT the	or vendor(s)
			Party	Responsible	retained by the
				Party	Subservicer
(D) Agree with investors’ or
the trustee’s records as to the
total unpaid principal balance
and number of pool assets
serviced by the servicer.
1122(d)(3)(ii)	Amounts due to investors are				X
allocated and remitted in
accordance with timeframes,
distribution priority and other
terms set forth in the
transaction agreements.
1122(d)(3)(iii)	Disbursements made to an				X
investor are posted within two
business days to the servicer’s
investor records, or such other
number of days specified in
the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors				X
per the investor reports agree
with cancelled checks, or other
form of payment, or custodial
bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool	X
assets is maintained as
required by the transaction
agreements or related pool
asset documents.
1122(d)(4)(ii)	Pool assets and related	X
documents are safeguarded as
required by the transaction
agreements.
1122(d)(4)(iii)	Any additions, removals or				X
substitutions to the asset pool
are made, reviewed and
approved in accordance with
any conditions or requirements
in the transaction agreements.
1122(d)(4)(iv)	Payments on pool assets,	X
including any payoffs, made in
accordance with the related
pool asset documents are

EXHIBIT 33.4

		Applicable Servicing		Inapplicable Servicing
	Servicing Criteria	Criteria		Criteria
Reference	Criteria	Performed	Performed by	Performed by	NOT performed
		Directly	Vendor(s) for	subservicer(s)	by the
		by	which the	or vendor(s)	Subservicer or
		the	Subservicer is	for which the	by
		Subservicer	the	Subservicer is	subservicer(s)
			Responsible	NOT the	or vendor(s)
			Party	Responsible	retained by the
				Party	Subservicer
posted to the applicable
servicer’s obligor records
maintained no more than two
business days after receipt, or
such other number of days
specified in the transaction
agreements, and allocated to
principal, interest or other
items (e.g., escrow) in
accordance with the related
pool asset documents.
1122(d)(4)(v)	The servicer’s records	X
regarding the pool assets agree
with the servicer’s records
with respect to an obligor’s
unpaid principal balance.
1122(d)(4)(vi)	Changes with respect to the	X
terms or status of an obligor’s
pool asset (e.g., loan
modifications or re-agings) are
made, reviewed and approved
by authorized personnel in
accordance with the
transaction agreements and
related pool asset documents.
1122(d)(4)(vii)	Loss mitigation or recovery	X
actions (e.g., forbearance
plans, modifications and deeds
in lieu of foreclosure,
foreclosures and
repossessions, as applicable)
are initiated, conducted and
concluded in accordance with
the timeframes or other
requirements established by
the transaction agreements.
1122(d)(4)(viii)	Records documenting	X
collection efforts are
maintained during the period a
pool asset is delinquent in
accordance with the
transaction agreements. Such
records are maintained on at
least a monthly basis, or such
other period specified in the

EXHIBIT 33.4

		Applicable Servicing		Inapplicable Servicing
	Servicing Criteria	Criteria		Criteria
Reference	Criteria	Performed	Performed by	Performed by	NOT performed
		Directly	Vendor(s) for	subservicer(s)	by the
		by	which the	or vendor(s)	Subservicer or
		the	Subservicer is	for which the	by
		Subservicer	the	Subservicer is	subservicer(s)
			Responsible	NOT the	or vendor(s)
			Party	Responsible	retained by the
				Party	Subservicer
transaction agreements, and
describe the entity’s activities
in monitoring delinquent pool
assets including, for example,
phone calls, letters and
payment rescheduling plans in
cases where delinquency is
deemed temporary (e.g.,
illness or unemployment).
1122(d)(4)(ix)	Adjustments to interest rates				X
or rates of return for pool
assets with variable rates are
computed based on the related
pool asset documents.
1122(d)(4)(x)	Regarding any funds held in				X
trust for an obligor (such as
escrow accounts):
(A) Such funds are analyzed,
in accordance with the
obligor’s pool asset
documents, on at least an
annual basis, or such other
period specified in the
transaction agreements;
(B) Interest on such funds is
paid, or credited, to obligors in
accordance with applicable
pool asset documents and state
laws; and
(C) Such funds are returned to
the obligor within 30 calendar
days of full repayment of the
related pool asset, or such
other number of days specified
in the transaction agreements.
1122(d)(4)(xi)	Payments made on behalf of				X
an obligor (such as tax or
insurance payments) are made
on or before the related
penalty or expiration dates, as
indicated on the appropriate
bills or
notices for such payments,
provided that such support has
been received by the servicer

EXHIBIT 33.4

		Applicable Servicing		Inapplicable Servicing
	Servicing Criteria	Criteria		Criteria
Reference	Criteria	Performed	Performed by	Performed by	NOT performed
		Directly	Vendor(s) for	subservicer(s)	by the
		by	which the	or vendor(s)	Subservicer or
		the	Subservicer is	for which the	by
		Subservicer	the	Subservicer is	subservicer(s)
			Responsible	NOT the	or vendor(s)
			Party	Responsible	retained by the
				Party	Subservicer
at least 30 calendar days prior
to these dates, or such other
number of days specified in
the transaction agreements.
1122(d)(4)(xii)	Any late payment penalties in				X
connection with any payment
to be made on behalf of an
obligor are paid from the
servicer’s funds and not
charged to the obligor, unless
the late payment was due to
the obligor’s error or
omission.
1122(d)(4)(xiii)	Disbursements made on behalf				X
of an obligor are posted within
two business days to the
obligor’s records maintained
by the servicer, or such other
number of days specified in
the transaction agreements.
1122(d)(4)(xiv)	Delinquencies, charge-offs	X
and uncollectable accounts are
recognized and recorded in
accordance with the
transaction agreements.
1122(d)(4)(xv)	Any external enhancement or				X
other support, identified in
Item 1114(a)(1) through (3) or
Item 1115 of this Regulation
AB, is maintained as set forth
in the transaction agreements.

EXHIBIT 33.4

APPENDIX B

     Material instances of noncompliance noted for criteria under paragraph (d) of Item 1122 of Regulation AB are as follows:

1122(d)(2)(i)	The Subservicer noted certain customer payments that were not deposited within two business days. There is no alternative standard in the transaction agreement. The Subservicer has identified material deficiencies in the operating effectiveness of its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform, taken as a whole. Specifically, DFS has not performed procedures designed to ensure the completeness and accuracy of compliance reporting by its lockbox vendors.

1122(d)(2)(vii)	The Subservicer noted certain reconciling items that were not resolved within 90 calendar days of original identification. There is no alternative standard in the transaction agreement.

1122(d)(4)(vii)	The Subservicer noted certain loss mitigation or recovery actions that were not initiated, conducted or concluded in accordance with the required timeframes established under the transaction agreement.

1122(d)(4)(viii)	The Subservicer noted certain collection activities that were not maintained during the period the Pool Asset was delinquent.